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                                                                    EXHIBIT 23.4


                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Santa Barbara Restaurant Group, Inc. on Form S-3 of our report dated February 26, 1999 (related to the consolidated financial statements of La Salsa Holding Co.), appearing in the Current Report on Form 8-K/A of Santa Barbara Restaurant Group, Inc. filed on September 27, 1999 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


DELOITTE & TOUCHE LLP
Los Angeles, California
October 5, 1999